Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the KKR Credit Opportunities Portfolio, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the KKR Credit Opportunities Portfolio for the six months ended April 30, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the KKR Credit Opportunities Portfolio for the stated period.

/s/ Rudy Pimentel	/s/ Thomas Murphy
Rudy Pimentel	Thomas Murphy
President	Treasurer, Chief Accounting Officer & Chief Financial Officer
KKR Credit Opportunities Portfolio	KKR Credit Opportunities Portfolio

Dated: June 25, 2025	Dated: June 25, 2025

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by KKR Credit Opportunities Portfolio for purposes of Section 18 of the Securities Exchange Act of 1934.